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                                                                    EXHIBIT 11.1

                       IPC HOLDINGS, LTD. AND SUBSIDIARIES
         RECONCILIATION OF BASIC AND DILUTED NET INCOME PER COMMON SHARE

 (Expressed in thousands of United States dollars, except for per share amounts)

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A reconciliation of the numerator and denominator for basic and diluted EPS is given in the following table:


                                               Income             Shares            Amount per
                                               ------             ------            ----------
Three months ended September 30, 1998                                                 Share
                                                                                      -----
Basic EPS                                      $11,061          25,033,932          $   0.44
Effect of Dilutive Options                                       1,440,960
Diluted EPS                                    $11,061          26,474,892          $   0.42

Three months ended September 30, 1997

Basic EPS                                      $25,534          25,017,103          $   1.02
Effect of Dilutive Options                                       1,580,363
Diluted EPS                                    $25,534          26,597,466          $   0.96

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Nine months ended September 30, 1998

Basic EPS                                      $62,009          25,030,303          $   2.48
Effect of Dilutive Options                                       1,595,241
Diluted EPS                                    $62,009          26,625,544          $   2.33

Nine months ended September 30, 1997

Basic EPS                                      $78,574          25,007,601          $   3.14
Effect of Dilutive Options                                       1,425,250
Diluted EPS                                    $78,574          26,432,851          $   2.97


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